Exhibit 99.1
Holly Corporation Fall 2009 Update

Holly Corporation Disclosure Statement Statements made during the course of this presentation that are not historical facts are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward- looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of Holly Corporation and/or Holly Energy Partners, L.P., and actual results may differ materially from those discussed during the presentation. Such risks and uncertainties include but are not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products in Holly's and Holly Energy Partners' markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to Holly and Holly Energy Partners, the effectiveness of Holly's and Holly Energy Partners' capital investments and marketing and acquisition strategies, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Additional information on risks and uncertainties that could affect the business prospects and performance of Holly and Holly Energy Partners is provided in the most recent reports of Holly and Holly Energy Partners filed with the Securities and Exchange Commission. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. Holly and Holly Energy Partners undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Holly Investment Highlights Pure Play Refiner Owns 3 refineries with combined processing capacity of 216,000 barrels per day (bpsd) 40 years of refining experience-entered refining business in 1969 (profitable every year) Competitive Assets High complexity facilities with access to multiple sources of crude supply Ability to run variety of crude types (WTI, WTS, Black wax, Canadian heavy) Attractive markets Geographic: Rocky Mountains, Southwest and Mid-Continent Product mix: Added specialty lubricant products and more diesel to current slate Capital projects with significant impact Reinvested approx. $500 million of cash flow generated in recent years into facilities Strong growth orientation in capital deployment ("Offensive play") Increased optionality in capital deployment ("Defensive play") Return on capital track record Industry leading return on invested capital & return on assets among peers Conservative balance sheet Low debt among peers & history of conservative & disciplined financial management Experienced management Track record of safety, reliability and profitability through multiple cycles Key operating executives average more than 20 years experience History of successful major project execution HEP ownership Stable cash flow quarterly from HEP through regular and incentive distributions 7.3 Million Common Units plus 2% General Partner

Existing Asset Location / Business Footprint Holly Corporation: Holly's refineries operate in Southwest, Rockies & Mid-Continent markets 216,000 bpsd of refining capacity Refineries directly connected to Domestic or Canadian crude trading hubs Holly Energy Partners: Over 2,500 miles of refined product & crude pipelines 11 Terminals & 3 loading rack facilities in 7 states (3 terminals co-owned) Approximately 3 million bbls of refined product & crude oil storage 70% interest in Rio Grande Pipeline Company, a joint venture with BP, moving LPG's from West Texas into Mexico 25% interest in Salt Lake pipeline, a joint venture with Plains, delivering crude oil into the Salt Lake valley *Tulsa refinery acquired June 1, 2009. All Tulsa information prior to closing has been prepared by Sunoco and has not been verified by Holly.

Strong Returns on Capital and Conservative Balance Sheet Low Debt Level Compared to Peers Strong Historical Margins from Operations 1 HOC standalone (excludes HEP) 2 6/30/09 actuals w/ HOC Senior Notes included on a pro-forma basis 1 Pre-Tax Margin - 20081 Annual Return on Invested Capital (5 years Averaged, '04 - '08) Debt to Total Capitalization1,2 0.0% 1.5% 3.0% 4.5% 6.0% 7.5% 9.0% SUN VLO TSO FTO HOC High Returns on Invested Capital 3.2% 25% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% SUN VLO TSO FTO HOC

Navajo Refinery Product Sales Mix (12/31/08) Overview 561 acre site located in Artesia, NM with crude capacity of 100,000 BPSD (expanded in Q1 2009) Ability to process sour crude oils into high value light products Distributes to high margin markets in Arizona, New Mexico and West Texas Nelson Complexity rating of 11.8 Last turnaround completed in Q1 2009 for a total cost of $34 million. Annual maintenance capex approximately $10 million. Operating Summary

Woods Cross Refinery Product Sales Mix (12/31/08) Overview 200 acre site located in Woods Cross, UT (near Salt Lake City) with crude oil capacity of 31,000 BPSD Processes regional sweet and lower cost black wax crude as well as Canadian sour crude oils Distributes to high margin markets in Utah, Idaho, Nevada, Wyoming, and eastern Washington Nelson Complexity rating of 12.5 Last turnaround completed in Q3 2008 for a total cost of $29 million. Annual maintenance capex approximately $5 million. Operating Summary Notes: 1 Major turnaround and expansion completed during Q3 2008 2 Black wax included in sweet crude oil category in 2004-2005

Tulsa Refinery Production Mix (12/31/08) Overview Tulsa refinery has crude capacity of 85,000 BPSD Produces high value specialty lubricant products (lubes, waxes & oils) Strategically located near the Cushing crude oil hub and Magellan product system that supplies the Mid-Continent market Nelson Complexity rating of 11.4 Last turnaround completed Summer 2007 for a total cost of $42 million. Annual maintenance capex approximately $10 million. Operating Summary Notes: 1 - Holly took ownership as of 6/1/2009 and results are for 1 month of operation as of 6/30/2009 (transition month). 2 - All financial data prior to June 1, 2009 provided by Sunoco. (1) (1)

9 Holly Historical EBITDA (in millions) & key refinery measures 1 HEP formed in July 2004 2 Sold Montana Refinery Company (8,000 bpd) while increasing Navajo Refinery Capacity (8,000 bpd) 3 Major Turnaround & Expansion conducted in this year. 2003 2004 2005 2006 2007 2008 East 112 174 303 414 528.9 262 Gross Margin: Capacity: (in thousands) Utilization %: $7.23/BBL 107 bpsd 93.2% $9.20/BBL 109 bpsd 94.7% $12.62/BBL 109 bpsd 95.0% $15.78/BBL 109 bpsd 92.4% $16.74/BBL 111 bpsd 94.1% $10.96/BBL 116 bpsd 89.7% 3 1 2 *Current Capacity of 216,000 bpd (Tulsa Refinery Acquisition - June 1, 2009 )

Refining Margins (2004-2008 range): Navajo & Woods Cross Q1 Q2 Q3 Q4 East 6.43 8.07 8.56 7.47 West 3.35 7.26 4.03 3.23 0.2 0.2 0.2 0.2 6.56 12.01 3.32 3.46 nrc 09 gm 12.45 8.39 nrc 09 gm 12.45 8.39 nrc 08 gm 6.43 8.07 12.69 10.8 gc 321 8.33 14.61 12.86 6.62 0 line 2006 gm Rev bud Bud 06 Red bars represent '04-'09 5-yr. high & low gross margin range by quarter. Median of that range is depicted in gray. 2009 Gross Margin $/bbl - Navajo & Woods Cross noted in black numeric 2008 Gross Margin - Navajo & Woods Cross - blue line GC 5-Yr. Quarterly Avg 3-2-1 margin- yellow line Navajo Q1 Q2 Q3 Q4 East 3.17 8.95 4.26 4.98 West 6.18 2.32 15.43 9.97 0.2 0.2 0.2 0.2 5.19 18.63 8.15 2.13 WX 09 GM 10.74 8.95 WX 09 GM 10.74 8.95 nrc 08 gm 6.43 8.07 12.69 10.8 gc 321 8.33 14.61 12.86 6.62 0 line wx 08 gm 12.54 12.49 28.04 17 Rev bud Bud 06 Woods Cross 2008 Gross Margin 2008 Gross Margin 2009 Q1 & Q2 Margins 2009 Q1 & Q2 Margins Gulf Coast 3-2-1 Gulf Coast 3-2-1

Navajo & Woods Cross 1H - 2009, $118 million invested on refining expansion & processing upgrades 2H - 2009, $60 million balance to spend Tulsa The estimated spending for the ULSD projects is $150 million (primarily 2010/2011 spending) All Refineries: Maintenance Capital is estimated to range between $25 - $30 million in 2010 and 2011 Refining: Value Added Project Timeline

Through 1H - 2009, $66 million has been invested on pipeline projects Balance to spend on Navajo pipeline projects in 2H - 2009 is approximately $15 million The Woods Cross pipeline project (UNEV: Salt Lake City to Las Vegas Pipeline) estimate to spend is: 2H - 2009: $25 million 2010: $100 million Holly expects to recoup most, if not all, of its pipeline expenditures via pipeline asset sales Jun 2009: HOC received $34 million on Navajo Intermediate Pipeline sale to HEP Aug 2009: HOC received $17 million on Tulsa Loading Facility sale to HEP Pipeline: Value Added Project Timeline

Enhanced Competitive Position

Recently Completed Refinery Enhancements

Navajo Refinery	Status
New Hydrocracker Unit (15,000 bpsd)	Complete
New Sulfur Recovery Unit	Complete
New Hydrogen Plant (28 mmscfd)	Complete
Expanded Crude/Vacuum Unit	Complete

- Increased capacity 17%
- Allows 100% sour crude oil processing
- Increased ULSD production percentage
- Increased intermediates processing

Woods Cross Refinery	Status
New Hydrocracker Unit	Complete
New Sulfur Recovery Unit	Complete
New Black Wax Unloading Facilities	Complete
New Plains/HEP Crude Pipeline	Complete

- Increased capacity 19%
- Increased lower cost black wax and Canadian crude processing from 20 to 50%
- Increased ULSD production percentage
- Enhanced black wax and Canadian heavy receiving capabilities

Refinery Enhancements Nearing Completion

Navajo Feedstock Flexibility	% Complete	Expected Completion
New Rose Unit (18,000 bpsd)	75%	Oct-09
Crude Unit Revamp	75%	Dec-09
Crude Oil Receiving Pipeline	90%	Oct-09

*Enables refinery to shift up to 40% (approximately 40,000 bpsd) of its crude slate to lower priced heavy crudes

HOLLY

13

UNEV Pipeline & Refinery Economics Las Vegas has on average, experienced a $0.13/gal ($5.36/bbl) positive differential for Gasoline (Unleaded, conventional) over Salt Lake City during Jan 2004 - Aug 2009 There is significant incentive for refiners to ship barrels to Las Vegas The differential between Jan - Jun and Sep-Dec has averaged $0.15/gal ($6.30/bbl) over the past 5 years Opening up the Las Vegas market for Salt Lake City refiners could provide incentive for SLC refiners to increase year around utilization and consider capacity expansion opportunities HEP has an option to acquire HOC's interest in UNEV upon completion at HOC's cost ($225M estimate for HOC's 75% share) plus 7% carrying cost. Las Vegas over Salt Lake City Avg. Differential since 2004 (Unleaded, Conventional)

Holly Investment Highlights Pure Play Refiner Owns 3 refineries with combined processing capacity of 216,000 barrels per day (bpsd) 40 years of refining experience-entered refining business in 1969 (profitable every year) Competitive Assets High complexity facilities with access to multiple sources of crude supply Ability to run variety of crude types (WTI, WTS, Black wax, Canadian heavy) Attractive markets Geographic: Rocky Mountains, Southwest and Mid-Continent Product mix: Added specialty lubricant products and more diesel to current slate Capital projects with significant impact Reinvested approx. $500 million of cash flow generated in recent years into facilities Strong growth orientation in capital deployment ("Offensive play") Increased optionality in capital deployment ("Defensive play") Return on capital track record Industry leading return on invested capital & return on assets among peers Conservative balance sheet Low debt among peers & history of conservative & disciplined financial management Experienced management Track record of safety, reliability and profitability through multiple cycles Key operating executives average more than 20 years experience History of successful major project execution HEP ownership Stable cash flow quarterly from HEP through regular and incentive distributions 7.3 Million Common Units plus 2% General Partner

Holly Corporation 100 Crescent Court, Suite 1600 Dallas, Texas 75201 (214) 871-3555 Bruce Shaw, Senior VP-Chief Financial Officer M. Neale Hickerson, VP-Investor Relations www.hollycorp.com

Appendix

Estimated Effects of Capital Projects at Holly's Refineries Illustrative computations of impact of expansion & gross margins 18 Gross Margin/bbl Consolidated Navajo Woods Cross 2003 $7.23 $7.43 $6.10 2004 $9.20 $10.16 $6.00 2005 $12.62 $13.61 $9.62 2006 $15.78 $15.37 $17.10 2007 $16.74 $15.58 $20.69 2008 $10.96 $9.55 $16.60 For every +/- $1/bbl change in gross margin: NRC equals $5.475 million -- WX equals $1.825 million

19 Estimated Effects of Capital Projects at Holly's Refineries Illustrative computations of impact of crude mix changes Every +/- $1 change in net feedstock costs equals $3.65 million Every +/- $1 change in net feedstock costs equals $14.6 million All dollar values are for a full year impact and assume operating rates are at full utilization with no operating downtime FEEDSTOCK FLEXIBILITY: WOODS CROSS REFINERY Completion Q3 '08 -- Operational Q4 '08 (in $ millions) Increase cost advantaged bbls by 10,000 bpsd WTI-Heavy Diff. / bbl assumption: (net of transportation & yield changes) $5.00 $10.00 $15.00 $20.00 Annual gross margin improvement from feedstock flexibility $18.3 $36.5 $54.8 $73.0 FEEDSTOCK FLEXIBILITY: NAVAJO REFINERY Completion Q3 '09 -- Operational Q4 '09 (in $ millions) Change crude charge mix from 100% WTS crude to include 40% cost-advantaged bbls WTS-Heavy Diff. / bbl assumption: (net of transportation & yield changes) $5.00 $10.00 $15.00 $20.00 Annual gross margin improvement from feedstock flexibility $73.0 $146.0 $219.0 $292.0

Tulsa Acquisition - Financials & Metrics (1) Provided by Sunoco (2) Major turnaround mid-2007 during which Sunoco spent $42MM on turnaround (3) 2008 EBITDA includes add back of non-cash asset write-down and environmental accrual Holly Historical Financial & Operational Data Tulsa Historical Financial & Operational Data (1)

Non-GAAP Reconciliations *Sunoco financial data provided by Sunoco

Definitions BPD: the number of barrels per calendar day of crude oil or petroleum products. BPSD: the number of barrels per stream day of crude oil or petroleum products. EBITDA: Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. Gas Oil Hydrocracker: a refinery unit which uses catalyst at high pressure and temperature and in the presence of hydrogen to convert high boiling point hydrocarbons to light transportation fuels and low sulfur FCC feedstock. MMSCFD: million standard cubic feet per day. Refining gross margin or refinery gross margin: the difference between average net sales price and average costs of products per barrel of produced refined products. This does not include the associated depreciation, depletion and amortization costs. Solvent deasphalter / residuum oil supercritical extraction ("ROSE"): a refinery unit that uses a light hydrocarbon like propane or butane to extract non asphaltene heavy oils from asphalt or atmospheric reduced crude. These deasphalted oils are then further converted to gasoline and diesel in the FCC process. The remaining asphaltenes are either sold, blended to fuel oil or blended with other asphalt as a hardener. ..